EXHIBIT (1) (a)

Resolution   of  Board  of   Directors  of  Life  of  Virginia authorizing the
establishment of Separate Account III.



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Resolution: Approval of Separate Account III

BE IT RESOLVED,  That the Executive  Committee of the Board of Directors   of
The  Life   Insurance   Company  of   Virginia ("Company"),  pursuant to the
provisions of Section  38.2-3113 of the Code of Virginia, hereby establishes a
separate account designated   "Life   of   Virginia   Separate   Account   III"
(hereinafter "Separate Account III") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account III is established for the purpose of providing for the issuance by the Company of variable flexible premium
adjustable life insurance  policies ("Policies"),   or  other  insurance
contracts,   and  shall constitute a separate account int which are allocated amounts paid to or held by the Company under such Policies; the form of such Policies shall be kept on file in the Secretary's Office; and

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account III shall, in accordance with the Policies, be credited to or charges against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, That Separate Account III shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account II shall invest in the shares of a designated mutual fund portfolio and net premiums under the Policies shall be allocated to the eligible Portfolios set forth in the Policies in accordance with instructions received from owners of the Policies; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account III as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account III or in any Investment Subdivision thereof
as  may  be  deemed   necessary  or   appropriate  to facilitate  the
commencement   of  Separate   Account  III's operations  and/or to meet any
minimum  capital  requirements under the Investment Company Act of 1940; and

FURTHER  RESOLVED,   That  the  President,   any  Senior  Vice President,  any
Vice President, or the treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the company's general account and Separate Account III as deemed necessary or appropriate and consistent with the terms of the Policies; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors of the Company reserves the right to change the designation of Separate Account III hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER  RESOLVED,   That  the  President,   any  Senior  Vice President,  and
each of them,  with full power to act  without the  others,   with  such
assistance   from  the   Company's independent  certified public  accountants,
legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account III as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Policies in such amounts, which may be an indefinite amount, under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of Separate Account III in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws,
including the filing of any amendments to  registration statements,   any
undertakings,   and  any  applications  for exemptions  from  Investment Company
Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or



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appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account III, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf
of Separate Account   III  and  the  Company  and  on behalf  of  and  as
attorneys-in-fact for the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That John J. Palmer, Senior Vice President, and Paul J. Mason, Esquire, are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER  RESOLVED,   That  the  President,   any  Senior  Vice President, or any
Vice President,  and each of them, with full power  to  act  without  the
others,   hereby  is   severally authorized on behalf of Separate  Account III
and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies,
including   any   registrations,    filings   and qualifications both of the
Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants,
resolutions,  applications for exemptions, consents   to  service  or  process
and  other   papers  and instruments  as may be required  under such laws,  and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Separate Account III and the Company, and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account III and the Company to execute and file irrevocable written consents on the part of Separate Account III and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance of securities laws therein in connection with said registration or qualification of the Policies and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account III and of the Company for the purpose of receiving and accepting process; and

FURTHER  RESOLVED,   That  the  President,   any  Senior  Vice President, or any
Vice President, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Policies with respect to securities owned by Separate Account III; and

FURTHER  RESOLVED,   That  the  President,   any  Senior  Vice President, and
each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Life of Virginia Security Sales, Ltd. ("Security Sales") or other qualified entity under which Security Sales or such other entity will be appointed principal underwriter and distributor for the Policies and
(ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account II and the design, issuance, and administration of the Policies.

FURTHER RESOLVED, That because it is expected that Separate Account III will invest solely in the securities issued by a specific mutual fund corporation
registered   under  the Investment Company



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Act of 1940, the President, any Senior Vice President, or any Vice President,
and each of them, with full power to  act  without  the  others,   are  hereby
severally authorized (i) to instruct legal counsel to incorporate such a mutual fund corporation and (ii) to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

FURTHER  RESOLVED,   That  the  President,   any  Senior  Vice President, or any
Vice President,  and each of them, with full power  to  act  without  the
others,   are  hereby  severally authorized  to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.